56















                              AMENDED AND RESTATED

                           1992 INCENTIVE EQUITY PLAN

                           EFFECTIVE NOVEMBER 30, 1995





















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                                       57

                              AMENDED AND RESTATED

                           1992 INCENTIVE EQUITY PLAN

                                Table of Contents


                                                                            PAGE

1.    Purpose..................................................................1
2.    Definitions..............................................................1
3.    Shares Available Under the Plan..........................................3
4.    Option Rights............................................................3
5.    Restricted Shares........................................................5
6.    Deferred Shares..........................................................6
7.    Automatic Grants of Nonqualified Stock Options
        to Nonemployee Directors...............................................7
8.    Transferability..........................................................8
9.    Adjustments..............................................................8
10.   Fractional Shares........................................................8
11.   Withholding Taxes........................................................8
12.   Certain Terminations of Employment, Hardship
      and Approved Leaves of Absence...........................................9
13.   Administration of the Plan...............................................9
14.   Amendments and Other Matters.............................................9











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                                       58

                           1992 INCENTIVE EQUITY PLAN


         1. PURPOSE. The purpose of this Plan is to attract and retain Directors, officers and key employees for Cardinal Realty Services, Inc., formerly known as Cardinal Industries, Inc., an Ohio corporation (the
"Corporation"), and its Subsidiaries following the Effective Date of the Corporation's Plan of Reorganization and to provide such persons with incentives and rewards for superior performance.

         2. DEFINITIONS. As used in this Plan,

         "BOARD" means the Board of Directors of the Corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" means the committee described in Section 13(a) of this Plan.

         "COMMON SHARES" means (i) shares of the common stock of the Corporation, without par value, and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 9 of this Plan.

         "DATE OF GRANT" means the date specified by the Committee on which a grant of Option Rights or an award or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto, including the date on which an automatic grant of options to a Nonemployee Director becomes effective pursuant to Section 7 of this Plan.

         "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 6 of this Plan.

         "DEFERRED SHARES" means an award pursuant to Section 6 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

         "EFFECTIVE DATE" means the date which is the Effective Date as defined in the Plan of Reorganization.

         "MANAGEMENT OBJECTIVES" means any achievement or performance objectives established pursuant to this Plan for Participants who have received awards of Restricted Shares or Deferred Shares.

         "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Committee from time to time, which may be in the form of a fixed dollar amount or a formula to determine the same.

         "NONEMPLOYEE DIRECTOR" means a member of the Board who is not an employee of the Corporation or any Subsidiary.

         "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

         "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right, which may be in the form of a fixed dollar amount or a formula to determine the same.

         "OPTION RIGHT" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or 7 of this Plan.

         "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of the Corporation or any one or more of its Subsidiaries or (ii) has agreed to commence serving in any of such capacities.

         "PLAN OF REORGANIZATION" means the Plan of Reorganization of Jay Alix, Chapter 11 Trustee for the Corporation and its substantively consolidated subsidiaries, as approved by the United States Bankruptcy Court for the Southern District of
Ohio, Eastern Division.

         "RELOAD   OPTION  RIGHTS"  means   additional   Option  Rights  granted
automatically  to an Optionee  upon the  exercise of Option  Rights  pursuant to
Section 4(f) of this Plan.

         "RESTRICTED  SHARES"  mean Common  Shares  awarded or sold  pursuant to
Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 5 hereof has expired.

         "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.

         "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest of more than fifty percent (50%).

         "TOTAL COMMITTED EQUITY" means the total number of Common Shares (i) issued upon or following the Effective Date upon the allowance of Claims pursuant to the Plan of Reorganization, and (ii) issued or reserved for issuance pursuant to this Plan as of September 11, 1992.


                                       2


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                                       60


         3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in Section 9 of this Plan, the number of Common Shares which may be issued or transferred pursuant to this Plan either (a) upon the exercise of Option Rights or (b) as Restricted Shares or Deferred Shares, shall not in the aggregate exceed twelve percent (12%) of the Corporation's Total Committed Equity; and such Common Shares may be of original issuance or Common Shares held in treasury or a combination thereof. Notwithstanding the foregoing provisions of this
Section: (a) an additional two hundred thousand (200,000) Common Shares may be issued or transferred pursuant to Sections 4, 5 or 6 of this Plan to employee Participants either upon the exercise of Option Rights or as Restricted Shares or Deferred Shares; and (b) an additional fifty thousand (50,000) Common Shares may be issued or transferred pursuant to Section 7 of this Plan to Nonemployee Directors. The additional shares available pursuant to the preceding sentence shall not be subject to the restrictions set forth in Sections 4(l), 5(h), 6(f) or 7(d) as amended from time to time.

         4. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each grant shall specify the number of Common Shares or percentage of the Corporation's Total Committed Equity to which it pertains.

                  (b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant or date or dates thereafter as of which, or on the basis of which, such Option Price is determined.

                  (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

                  (d) On or after the Date of Grant of any Option Rights, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

                  (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the Common Shares to which the exercise relates.

                  (f) On or after the Date of Grant of any Option Rights, the Committee may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(c) and (d) above.

                  (g) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

                  (h) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Corporation or other similar transaction or event.

                  (i) Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code,
         (ii) options that are not intended to so qualify or (iii) combinations of the foregoing.

                  (j) No Option Right granted under this Plan may be exercised more than ten (10) years from the Date of Grant.

                  (k) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

                  (l) Common Shares representing, in the aggregate, not more than one and three-quarters percent (1-3/4%) of the Corporation's Total Committed Equity may be issued or transferred upon the exercise of Option Rights granted pursuant to this Section 4.

         5. RESTRICTED SHARES. The Committee may also authorize awards or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each award or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                  (b) Each award or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

                  (c) Each award or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any award or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

                  (d) Each award or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

                  (e) Any  award or sale  may be  further  conditioned  upon the attainment of Management Objectives to be established and, if appropriate, adjusted by the Committee if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives.

                  (f) Any award or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and in the case of cash dividends or other distributions, invested in an interest-bearing bank account, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

                  (g) Each award or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

                  (h) Common Shares representing, in the aggregate, not more than seven percent (7%) of the Corporation's Total Committed Equity may be issued or transferred as Restricted Shares awarded or sold pursuant to this Section 5.

         6. DEFERRED SHARES. The Committee may also authorize awards or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each award or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify, including the attainment of Management Objectives to be established and, if appropriate, adjusted by the Committee in accordance with the applicable provisions of Section 5 of this Plan regarding Restricted Shares.

                  (b) Each award or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

                  (c) Each award or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Date of Grant, and any award or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

                  (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares.

                  (e) Each award or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

                  (f) Common Shares representing, in the aggregate, not more than one percent (it) of the Corporation's Total Committed Equity may be issued or transferred as Deferred Shares awarded or sold pursuant to this Section 6.

         7. AUTOMATIC GRANTS OF NONQUALIFIED STOCK OPTIONS TO NONEMPLOYEE DIRECTORS. Option Rights shall be automatically granted to Nonemployee Directors as follows:

                  (a) On the Effective Date of this Plan, an option to purchase Common Shares representing 0.1875% of the Corporation's Total Committed Equity shall be granted to each person who is a Nonemployee Director of the Corporation on that date.

                  (b) Each person (a "Successor Director") who first becomes a Nonemployee Director after the Effective Date of this Plan shall be granted an option to purchase Common Shares representing 0.1875% of the Corporation's Total Committed Equity. Such option shall be granted and be effective on the date the Successor Director first becomes a Nonemployee Director. Notwithstanding the foregoing, during the term of this Plan if the number of Common Shares available to grant to a Successor Director under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each Successor Director shall receive an option to purchase Common Shares equal, in the aggregate, to a pro rata number of the remaining Common Shares available under this Section 7; provided, however, that if such proration results in fractional Common Shares, then such option to purchase Common Shares shall be rounded down to the nearest whole number of Common Shares.

                  (c) Each grant made pursuant to Section 7(a) shall be evidenced by a Nonqualified Stock Option Agreement which contains the terms and provisions of Exhibit A hereto. Each grant made pursuant to
         Section 7(b) shall be evidenced by a Nonqualified Stock Option Agreement which contains the terms and provisions of Exhibit A hereto except that the Option Price per Common Share shall equal the Market Value per Share on the Date of Grant.

                  (d) Common Shares representing, in the aggregate, not more than two and one-quarter percent (2-1/4%) of the Corporation's Total Committed Equity may be issued or transferred upon the exercise of Option Rights granted pursuant to this Section 7.

                  (e) On the day immediately following the date of each Annual Meeting of the Corporation's shareholders, an option to purchase two thousand (2,000) Common Shares shall be granted to each person who is an "eligible" Nonemployee Director on that date. For purposes of the preceding sentence, a Nonemployee Director shall become "eligible" when the person has continuously served as a Nonemployee Director for a period of at least ten (10) months. Each grant made pursuant to this
         Section 7(e) shall be evidenced by a Nonqualified Stock Option Agreement which, in all material respects, shall be as set forth in Schedule "I" hereto.

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                                       65


8. TRANSFERABILITY. (a) No Option Right or other derivative security (as that term is used in Rule 16b-3) granted or awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

                  (b) Any grant or award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights, upon the termination of the Deferral Period applicable to Deferred Shares, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, shall be subject to further restrictions upon transfer.

         9. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights and Deferred Shares granted hereunder, (b) prices per share applicable to such Option Rights, and (c) kind of shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation,
(y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding grants or awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the number of shares specified in Section 3 of this Plan and in the number of shares under options to be granted automatically pursuant to
Section 7 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 9.

         10. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

         11. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

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                                       66


         12. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, or any Common Shares that are subject to any transfer restriction pursuant to
Section 8(b) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

         13. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by a committee composed of three or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

                  (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant or award of Option Rights, Restricted Shares or Deferred Shares, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

                  (c) Anything herein to the contrary notwithstanding, grants or awards of Option Rights, Restricted Shares or Deferred Shares, and other related actions or determinations, approved by the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division, in connection with its approval of the Corporation's Plan of Reorganization shall be deemed to have been effected hereunder by the Committee.

         14. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Committee, but no such amendment (except as expressly authorized by this Plan) shall increase the maximum number of shares specified in Section 3 of this Plan, change the provisions of
         Section 7 of this Plan that specify the number of Common Shares under options to be granted automatically to Nonemployee Directors or that specify the Option Price or timing of such grants, or cause Rule 16b-3 to become inapplicable to this Plan, without the further approval of the shareholders of the Corporation. In no event shall the provisions of Section 7 of this Plan be amended more than once every six (6) months except to comport with changes in the Code or the regulations thereunder.


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                                       67


                  (b) With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Option Rights or any other grant or award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting or awarding of new Option Rights or other grants or awards hereunder, which may or may not cover the same number of Common Shares that had been the subject of the prior grant or award, in such manner, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the cancelled Option Rights or other grant or award not been granted.

                  (c)  This  Plan  shall  not  confer  upon any  Participant  or
         Nonemployee Director any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's or Nonemployee Director's employment or other service at any time.

                  (d)(i) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

                  (ii) Any grant or award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the shareholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for Rule 16b-3 to remain applicable to this Plan.


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